Exhibit 99.1

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Integrated Silicon Solution, Inc., a Delaware corporation (the “Company”);

WHEREAS, certain of the undersigned are parties to that certain Group Agreement, dated as of July 14, 2014 (the “Group Agreement”), for the purpose of, among other things, taking any actions the Group (as defined therein) determines to undertake in connection with their respective investment in the Company;

WHEREAS, (1) Starboard Value and Opportunity Master Fund Ltd, a Cayman Islands exempted company, Starboard Value and Opportunity S LLC, a Delaware limited liability company, Starboard Value and Opportunity C LP, a Delaware limited partnership, Starboard Value LP, a Delaware limited partnership, Starboard Value GP LLC, a Delaware limited liability company, Starboard Principal Co LP, a Delaware limited partnership, Starboard Principal Co GP LLC, a Delaware limited liability company, Starboard Value R LP, a Delaware limited partnership, Starboard Value R GP LLC, a Delaware limited liability company, Jeffrey C. Smith, Mark R. Mitchell and Peter A. Feld (together, “Starboard”), (2) Oliver Press Investors, LLC, a Delaware limited liability company, Augustus K. Oliver II and Clifford Press (together, “Oliver Press”) and (3) Manoj Gujral, Cathal Phelan and Edward Terino (together, the “Outside Nominees” and with Starboard and Oliver Press, each a “Party” and collectively, the “Parties” or the “Group”) wish to enter into this Joint Filing and Solicitation Agreement (this “Agreement”) to supersede the Group Agreement and form a Group for the purpose of seeking representation on the Board of Directors of the Company (the “Board”) at the 2015 annual meeting of stockholders of the Company (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “2015 Annual Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 28th day of November 2014 by the Parties hereto:

1.           The Group Agreement is hereby superseded in its entirety and shall be of no further force or effect.

2.           In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each member of the Group agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company.  Each member of the Group shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.  Starboard or its representative shall provide each member of the Group with copies of all Schedule 13D filings and other public filings to be filed on behalf of such member prior to the filing or submission thereof.

3.           So long as this agreement is in effect, each of the Outside Nominees shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”) of (i) any of their purchases or sales of securities of the Company; or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership.  Notice shall be given no later than 24 hours after each such transaction.

4.           Each of the undersigned agrees to form the Group for the purpose of (i) soliciting proxies or written consents for the election of the persons nominated by the Group to the Board at the 2015 Annual Meeting, (ii) taking such other actions as the Parties deem advisable, and (iii) taking all other action necessary or advisable to achieve the foregoing.

5.           The Parties understand that certain expenses and costs (including all legal fees) are likely to be incurred in connection with the Group’s activities (the “Expenses”), and each of Starboard and Oliver Press agrees to pay its pro rata portion of all such pre-approved Expenses based on the number of shares of the Company in the aggregate beneficially owned by each of Starboard and Oliver Press.  The pro rata distribution shall be adjusted each month based on each of Starboard’s and Oliver Press’ respective ownership percentage as of the last day of the preceding month. Any reimbursement from the Company regarding the Expenses paid pursuant to this Section 5 shall be split by Starboard and Oliver Press in proportion to the Expenses paid pursuant to this Section 5.

6.           Starboard and Oliver Press will agree on a trading policy to be in effect during the term of this Agreement that enables Oliver Press to purchase and sell Securities on the same days as Starboard and approximately in proportion to the agreed upon target position of each Party; provided, however, that Oliver Press expressly agrees not to sell any Securities from the date of this Agreement until the completion of the 2015 Annual Meeting unless either (i) Oliver Press receives the prior written consent of Starboard, or (ii) Starboard sells Securities, in which case Starboard shall provide Oliver Press within six (6) hours of any such sale, and Oliver Press shall be entitled to sell Securities on a pro rata basis.  In order to facilitate Starboard’s monitoring of the aggregate number of Securities beneficially owned by the Group, Oliver Press further agrees to provide notice to Starboard within at least six (6) hours of (i) any purchases or sales of securities of the Company by Oliver Press or (ii) any other change in Oliver Press’s beneficial ownership position in the Company.  For purposes of this Agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

7.           Each of the Parties hereto agrees that any SEC filing, press release, Company communication or shareholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities shall be as directed by Starboard, who will provide notice to and a reasonable opportunity for Oliver Press to review and comment upon any SEC filing, press release, Company communication, shareholder communication, or any proposed agreement or negotiating position with respect to the Company.  In the absence of disagreement, Starboard shall have discretion over the content and timing of public or private communications and negotiating positions taken on behalf of the Group. Each of the Parties hereto further agrees that any communication with the Company shall be at Starboard’s direction and that the Parties shall not communicate with the Company on the Group’s behalf without Starboard’s prior written consent.

8.           The relationship of the Parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement.  Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein.  Nothing herein shall be construed to authorize any Party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification.  Except as otherwise may be provided herein, nothing shall restrict any Party’s right to purchase or sell securities of the Company, as it deems appropriate, in its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws.

9.           This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

10.           In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the Parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

11.           Any Party hereto may terminate its obligations under this Agreement on 24 hours’ prior written notice to all other Parties, with a copy by fax to Andrew Freedman at Olshan, Fax No. (212) 451-2222.

12.           Each of the undersigned Parties hereby agrees that Olshan shall act as counsel for both the Group and each of Starboard and Oliver Press as it relates to the Group’s activities set forth herein.

13.           Each of the undersigned Parties hereby agrees that this Agreement shall be filed as an exhibit to any Schedule 13D that may in the future be required to be filed under applicable law pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
By: Starboard Value LP,
       its investment manager

STARBOARD VALUE AND OPPORTUNITY S LLC
By: Starboard Value LP,
       its manager

STARBOARD VALUE AND OPPORTUNITY C LP
By: Starboard Value R LP
       its general partner

STARBOARD VALUE R LP
By: Starboard Value R GP LLC,
       its general partner

STARBOARD VALUE LP
By: Starboard Value GP LLC,
       its general partner
STARBOARD VALUE GP LLC By: Starboard Principal Co LP, its member STARBOARD PRINCIPAL CO LP By: Starboard Principal Co GP LLC, its general partner STARBOARD PRINCIPAL CO GP LLC STARBOARD VALUE R GP LLC

By:	/s/ Jeffrey C. Smith
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

/s/ Jeffrey C. Smith
JEFFREY C. SMITH
Individually and as attorney-in-fact for Mark R. Mitchell, Peter A. Feld, Manoj Gujral, Cathal Phelan, and Edward Terino

Oliver Press Investors, LLC

By:	/s/ Clifford Press
	Name:	Clifford Press
	Title:	Managing Member

/s/ Augustus K. Oliver II
AUGUSTUS K. OLIVER II

/s/ Clifford Press
CLIFFORD PRESS